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                                                                    EXHIBIT 3.2

                                    FORM OF

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             ANC RENTAL CORPORATION

                                   ARTICLE I

                                     OFFICES

         SECTION 1.1 REGISTERED OFFICE. The registered office of ANC Rental Corporation, a Delaware corporation (the "Corporation"), shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         SECTION 1.2 OFFICES. The Corporation may establish or discontinue, from time to time, such other offices and places of business within or without the State of Delaware as the Board of Directors deems proper for the conduct of the Corporation's business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1 ANNUAL MEETING. An annual meeting of stockholders for the purpose of electing directors and transacting such other business as may come before it shall be held at such place, within or without the State of Delaware, on such date and at such time as shall be designated by the Board of Directors or the President.

         SECTION 2.2 SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise prescribed by statute, may be called only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         SECTION 2.3 NOTICE OF MEETINGS. Written notice of each meeting of stockholders shall be given to each stockholder of record entitled to vote at the meeting at the stockholder's address as it appears on the stock books of the Corporation. The notice shall state the time and place of the meeting and, unless otherwise provided by law, the Certificate of Incorporation (as defined below) or these bylaws, shall be given not less than ten (10) nor more than sixty (60) days before the day of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records




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of the Corporation. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is being called. Whenever notice is required to be given hereunder, a written waiver of notice signed by the stockholder entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when a person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 2.4 QUORUM AND ADJOURNMENT. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or these bylaws, the presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote on every matter that is to be voted on, without regard to class or series, shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of the voting power of such shares of stock present in person or by proxy may adjourn such meeting, from time to time, without notice other than announcement at the meeting (unless otherwise required by law), until a quorum shall attend. At any meeting reconvened after such adjournment at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally called shall be entitled to vote at any reconvened meeting, unless a new record date for such meeting is fixed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjournment meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 2.5 OFFICERS AT STOCKHOLDERS' MEETINGS. The Chairman of the Board shall preside at all meetings of stockholders. In his or her absence, a chairman shall be elected as the first order of business by the holders of a majority of the shares of stock in attendance and entitled to vote at the meeting.

         SECTION 2.6 LIST OF STOCKHOLDERS ENTITLED TO VOTE. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by or for the Secretary and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. Such list shall be available for inspection at the meeting.

         SECTION 2.7 FIXING DATE FOR STOCKHOLDERS OF RECORD. In order that the Corporation may identify the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to






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exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than ten (10) days nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days before any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 2.8 VOTING AND PROXIES. Subject to the provisions for fixing the date for stockholders of record:

                  (a) Except as otherwise specified in the Certificate of Incorporation, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock held by that stockholder having voting rights as to the matter being voted upon. Voting at meetings of stockholders need not be by written ballot.

                  (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for that stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period.

                  (c) Each matter properly presented to any meeting of stockholders shall, unless otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, as otherwise provided by law or pursuant to any regulation applicable to the Corporation, be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock present in person or by proxy and entitled to vote on the matter.

         SECTION 2.9 INSPECTORS OF ELECTION. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding





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and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

         SECTION 2.10 CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for commencement thereof; and (v) limitations on the time allotted to questions or comments by stockholders or other attendees. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         SECTION 2.11 NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

         (A) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's Notice of Meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the Notice of Meeting provided for in this Section 2.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.11.

             (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.11, the stockholder must have given timely notice thereof in



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writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day before the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day before such annual meeting and not later than the close of business on the later of the ninetieth day before such annual meeting or the tenth day after the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.




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             (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Section 2.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days before the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's Notice of Meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's Notice of Meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this
Section 2.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day before such special meeting and not later than the close of business on the later of the ninetieth day before such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

         (C) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in





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this Section 2.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this Section 2.11) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

                  (2) For purposes of this Section 2.11, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 3.1 NUMBER AND TERM OF OFFICE. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors and shall consist of not more than twelve (12) members. At the first annual meeting of stockholders and at each annual meeting of stockholders thereafter, the respective terms of all of the directors then serving in office shall expire at the meeting and successors to the directors shall be elected to hold office until the next succeeding annual meeting. Existing directors may be nominated for election each year for a successive term, in the manner provided in these Amended and Restated Bylaws (the "Bylaws"). Each director shall hold office for the term for which he or she is elected and qualified or until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death. The Board of Directors may from time to time establish minimum qualifications for eligibility to become a director. Those qualifications may include, but shall not be limited to, a prerequisite stock ownership in the Corporation.



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         SECTION 3.2 PLACE OF MEETINGS. Meetings of the Board of Directors may
be held at any place, within or without the State of Delaware from time to time as designated by the Board of Directors.

         SECTION 3.3 ANNUAL MEETINGS. As soon as practicable after each annual meeting of stockholders and without further notice, the directors elected at such meeting shall hold the annual meeting of the Board of Directors at the place at which such meeting of stockholders took place, provided a majority of the whole Board of Directors is present. If such a majority is not present, such meeting may be held at any other time and place which may be specified in a notice given in the manner provided for special meetings of the Board of Directors or in a waiver of notice thereof.

         SECTION 3.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times as may be determined by the Board of Directors. No notice shall be required for any regular meeting.

         SECTION 3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President. Notice of any special meeting shall be mailed to each director at that director's residence or usual place of business not later than three (3) days before the day on which the meeting is to be held, or shall be given to that director by telegraph, telecopier or some other method of electronic transmission, by overnight express mail service, personally or by telephone, not later than twenty-four (24) hours before the time of such meeting. Notice of any meeting of the Board of Directors need not be given to any director if that director signs a written waiver thereof either before or after the time stated therein. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 3.6 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or of such committee.

         SECTION 3.7 PRESIDING OFFICER AND SECRETARY AT MEETINGS. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence, by the Chief Executive Officer or the President, in that order, and if none is present, then by such member of the Board of Directors as shall be chosen at the meeting.

         SECTION 3.8 QUORUM. A majority of the total authorized number of directors shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.




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         SECTION 3.9 MEETING BY TELEPHONE. Members of the Board of Directors or
of any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

         SECTION 3.10 COMPENSATION. Directors shall receive such compensation and expense reimbursements for their services as directors or as members of committees as set by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

         SECTION 3.11 RESIGNATIONS. Any director, member of a committee or officer of the Corporation may resign at any time by giving written notice thereof to the Chairman of the Board, the Chief Executive Officer or the President. Such resignation shall be effective at the time of its receipt, unless a date certain is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective.

         SECTION 3.12 FILLING OF VACANCIES. In case of a vacancy created by an increase in the number of directors (except as provided with respect to a series of Preferred Stock) or any vacancy created by death, removal or resignation, the vacancy or vacancies may be filled either (a) by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum or (b) by the stockholders. In the case of a director appointed to fill a vacancy created by an increase in the number of directors, the director so appointed shall hold office until the next annual stockholders meeting. In the case of a director appointed to fill a vacancy created by the death, removal or resignation of a director, the newly appointed director shall hold office for the term to which his or her predecessor was elected or until his or her successor is elected.

                                   ARTICLE IV

                                   COMMITTEES

         SECTION 4.1 COMMITTEES. The Board of Directors may, by resolution passed by the Board of Directors, designate one or more committees, each such committee to consist of one or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in such resolution or resolutions and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the




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Certificate of Incorporation, adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law which involves the Corporation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.

                                    ARTICLE V

                                  THE OFFICERS

         SECTION 5.1 DESIGNATION. The Corporation shall have such officers with such titles and duties as set forth in these Bylaws or in a resolution of the Board of Directors adopted on or after the effective date of these Bylaws.

         SECTION 5.2 ELECTION AND QUALIFICATION. The officers of the Corporation shall be elected by the Board of Directors and, if specifically determined by the Board of Directors, may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board of Directors may deem advisable. None of the officers of the Corporation need be directors.

         SECTION 5.3 TERM OF OFFICE. Officers shall be chosen in such manner and shall hold their office for such term as determined by the Board of Directors. Each officer shall hold office from the time of his or her election and qualification to the time at which his or her successor is elected and qualified, or until his or her earlier resignation, removal or death.

         SECTION 5.4 RESIGNATION. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Chairman of the Board or the President. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Chairman of the Board or the President. The acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5.5 REMOVAL. Any officer may be removed at any time, with or without cause, by the Board of Directors.

         SECTION 5.6 COMPENSATION. The compensation of each officer shall be determined by the Board of Directors.



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         SECTION 5.7 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the senior executive officer of the Company and shall preside at all meetings of the Board of Directors.

         SECTION 5.8 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the direction of the Board of Directors, establish and implement the business plans, policies and procedures of the Corporation. The Chief Executive Officer shall report to the Board of Directors, shall preside over meetings of the Board of Directors in the absence of the Chairman of the Board, and shall have general authority to execute bonds, deeds and contracts in the name of and on behalf of the Corporation and in general to exercise all the powers generally appertaining to the Chief Executive Officer of a corporation.

         SECTION 5.9 PRESIDENT, CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER. The President, (if other than the Chief Executive Officer) the Chief Operating Officer, if any, and the Chief Financial Officer shall have such duties as shall be assigned to each from time to time by the Chief Executive Officer and by the Board of Directors.

         SECTION 5.10 VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

         SECTION 5.11 SECRETARY. The Secretary shall attend meetings of the Board of Directors and stockholders and record votes and minutes of such proceedings, subject to the direction of the Chairman; assist in issuing calls for meetings of stockholders and directors; keep the seal of the Corporation and affix it to such instruments as may be required from time to time; keep the stock transfer books and other books and records of the Corporation; act as stock transfer agent for the Corporation; attest the Corporation's execution of instruments when requested and appropriate; make such reports to the Board of Directors as are properly requested; and perform such other duties incident to the office of Secretary and those that may be otherwise assigned to the Secretary from time to time by the Chief Executive Officer, President or the Chairman of the Board.

         SECTION 5.12 TREASURER. The Treasurer shall have custody of all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit or disburse all moneys and other property in the name and to the credit of the Corporation as may be designated by the Chief Executive Officer, President or the Board of Directors. The Treasurer shall render to the Chief Executive Officer, President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform other duties incident to the office of Treasurer as the Chief Executive Officer, President or the Board of Directors shall from time to time designate.

         SECTION 5.13 OTHER OFFICERS. Each other officer of the Corporation shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.





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                                   ARTICLE VI

                    CERTIFICATES OF STOCK, TRANSFER OF STOCK
                           AND REGISTERED STOCKHOLDERS

         SECTION 6.1 STOCK CERTIFICATES. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, AND by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by the holder thereof in the Corporation. Any of or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issuance.

         SECTION 6.2 TRANSFER OF STOCK. Subject to the transfer restrictions permitted by Section 202 of the General Corporation Law of the State of Delaware and to stop transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, the shares of stock of the Corporation shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by whom they shall be canceled, and new certificates shall be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         SECTION 6.3 HOLDERS OF RECORD. Before due presentment for registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner of stock in the Corporation, notwithstanding notice of the contrary.

         SECTION 6.4 LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. A new certificate of stock may be issued to replace a certificate theretofore issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors or the President may require the owner of the lost or destroyed certificate or his or her legal representatives, to give such sum as they may direct to indemnify the Corporation against any expense or loss it may incur on account of the alleged loss of any such certificate.

         SECTION 6.5 DIVIDENDS. Subject to the provisions of the Certificate of Incorporation and applicable law, the directors may, out of funds legally available therefor at any annual, regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property or in shares of stock of the Corporation. Before declaring any dividends there may be set apart out of any





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


funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper working capital to serve as a reserve fund to meet contingencies or as equalizing dividends or for such other purposes as the directors shall deem in the best interest of the Corporation.

                                   ARTICLE VII

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 7.1 INDEMNIFICATION OTHER THAN IN ACTION BY OR IN RIGHT OF CORPORATION. To the fullest extent and in the manner permitted by the laws of the State of Delaware and specifically as is permitted under Section 145 of the General Corporation Law of the State of Delaware or its successor or any other law which may hereafter be enacted granting to a corporation the powers of indemnification, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in and not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 7.2 INDEMNIFICATION IN ACTION BY OR IN RIGHT OF CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         SECTION 7.3 FURTHER INDEMNITY. Employees and agents of the Corporation may be indemnified by the Corporation as authorized by, and upon such terms and conditions as deemed appropriate by, the Board of Directors. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or 7.2 above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

         SECTION 7.4 LIMITATIONS ON INDEMNITY.

         (a) Any indemnification under Sections 7.1 or 7.2 hereof, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.1 or 7.2, as applicable. Such determination shall be made with respect to a person who is a director or officer at the time of such determination:

             (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; or

             (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

             (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

             (iv) by the stockholders.

         (b) The Corporation shall be required to indemnify a person seeking indemnification under Sections 7.1 or 7.2 hereof in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized by the Board of Directors.

         SECTION 7.5 ADVANCE OF INDEMNIFICATION EXPENSES. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by the provisions of this Article VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         SECTION 7.6 OTHER INDEMNIFICATION. The indemnification herein provided shall not limit the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to acting in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7.7 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under these provisions.

         SECTION 7.8 OTHER ENTITIES. For the purposes of this Section 7.8, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provision of this section with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1 FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         SECTION 8.2 CORPORATE SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         SECTION 8.3 SEVERABILITY. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions hereof.




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                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

         These Bylaws may be made, altered or repealed, or new bylaws may be adopted by the stockholders or the Board of Directors.

                            APPROVAL OF SOLE DIRECTOR

         The foregoing Bylaws were authorized by the sole Director of ANC Rental Corporation, a Delaware corporation, on the _____ day of __________________.





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